Household Consumer Loan Trust, 1997-1
Series 1997-1 Owner Trust Calculations
Due Period Ending	Jul 31, 2001
Payment Date	Aug 15, 2001

Calculation of Interest Expense

Index (LIBOR)	3.830000%
Accrual end date, accrual beginning date and days in Interest Period	Aug 15, 2001	Jul 16, 2001	30
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	140,121,122	26,957,420	35,044,646	25,609,549	18,870,194	22,971,269
Previously unpaid interest/yield	0	0	0	0	0
Spread to index	0.125%	0.250%	0.350%	0.650%	1.000%
Rate (capped at 12.5%, 14%, 14%, 14%, 15%)	3.955000%	4.080000%	4.180000%	4.480000%	4.830000%
Interest/Yield Payable on the Principal Balance	461,816	91,655	122,072	95,609	75,953
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	461,816	91,655	122,072	95,609	75,953
Interest/Yield Paid	461,816	91,655	122,072	95,609	75,953

Summary

Beginning Security Balance	140,121,122	26,957,420	35,044,646	25,609,549	18,870,194	22,971,269
Beginning Adjusted Balance	140,121,122	26,957,420	35,044,646	25,609,549	18,870,194
Principal Paid	3,082,628	593,063	770,982	563,410	415,144	561,565
Ending Security Balance	137,038,494	26,364,357	34,273,664	25,046,139	18,455,050	22,465,865
Ending Adjusted Balance	137,038,494	26,364,357	34,273,664	25,046,139	18,455,050
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	137,094,655	26,364,357	34,273,664	25,046,139	18,455,050
Minimum Adjusted Balance		16,000,000	20,800,000	15,200,000	11,200,000	13,600,000
Certificate Minimum Balance					2,663,064
Ending OC Amount as Holdback Amount						14,156,233
Ending OC Amount as Accelerated Prin Pmts						8,309,632

Beginning Net Charge offs	0	0	0	0	0	0
Reversals	0	0	0	0	0	0
Charge offs	0	0	0	0	0	0
Ending Net Charge Offs	0	0	0	0	0	0

Interest/Yield Paid per $1000	$0.6329713	$1.9094840	$1.9562849	$2.0966882	$2.2604920
Principal Paid per $1000	$4.2250938	$12.3554842	$12.3554841	$12.3554842	$12.3554842